Exhibit 99.1

FOR IMMEDIATE RELEASE	NOVEMBER 14, 2005
SYKES ENTERPRISES, INCORPORATED WILL DELAY FILING OF
ITS FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2005
Evaluation of reclassification of certain long-term liabilities to current as discussed in third quarter 2005 financial press release completed
TAMPA, FL — November 14, 2005 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today that the filing of its Form 10-Q for the quarter ended September 30, 2005 will be delayed beyond the Securities and Exchange Commission’s (SEC) filing deadline, which was previously extended for the designated five day period by the Company’s filing of Form 12b-25 on November 9, 2005. The previously announced delay was due to the time and effort required to evaluate the possible reclassification of certain deferred revenues from long-term to current liabilities. The Company has now completed its evaluation and has determined that its Consolidated Balance Sheets will be restated to correct for certain deferred revenues which are being reclassified from long-term to current liabilities. These corrections did not have a material effect on the Company’s Consolidated Statements of Operations or Consolidated Statements of Cash Flows for the periods then ended, and did not change the earnings per share in any of the previously reported periods. The correction pertains to various contracts in the Company’s Canadian roadside assistance program for which the Company is prepaid for roadside assistance services that are generally carried out over a twelve-month or longer period.
As soon as practicable, the Company will amend its Form 10-K for the year ended December 31, 2004 and Form 10-Q’s for the quarters ended March 31, 2005 and June 30, 2005. The Company will file its Form 10-Q for the quarter ended September 30, 2005 in conjunction with these amendments. The anticipated amounts of deferred revenues to be reclassified from long-term liabilities to current liabilities on the Consolidated Balance Sheets are approximately $19.0 million as of December 31, 2003, December 31, 2004, and March 31, 2005 and approximately $21.0 million as of June 30, 2005. Additionally, the Company will correct the related deferred income taxes to reclassify the related amounts from long-term assets to current assets on the Consolidated Balance Sheets of approximately $1.6 million as of December 31, 2003 and $2.1 million as of December 31, 2004, March 31, 2005 and June 30, 2005.
The Company is currently evaluating the impact of the improper classification of deferred revenue on the Company’s internal controls over financial reporting, as defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2. However, the Company believes that the restatement is indicative of a “material weakness” and remedial actions will be disclosed in the Company’s Form 10-Q for the third quarter 2005. Upon completion of its evaluation, the Company anticipates that it will revise management’s reports on internal control over financial reporting for the relevant periods.

About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America, India and the Asia Pacific Rim) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for SYKES’ products and services, (ii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing SYKES’ bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new or expansion of existing customer support centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss or addition of significant clients, (x) risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in business conditions and the economy, (xiii) SYKES’ ability to attract and retain key management personnel, (xiv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (xv) SYKES’ ability to further penetrate into vertically integrated markets, (xvi) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits, (xix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) SYKES’ dependence on trends toward outsourcing, (xxi) risk of interruption of technical and customer contact management center operations due to such factors as fire and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients; and (xxiv) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

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